Exhibit 26

                      TRANSACTIONS IN SHARES OF THE ISSUER

The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days. All such transactions involved sales of Shares and were effected on The New York Stock Exchange, except as otherwise noted.


   Reporting Person With                                                                      Price per Share (Excluding
Direct Beneficial Ownership*       Date of Transaction             Number of Shares                  Commissions)
----------------------------    ---------------------------    --------------------------     ----------------------------
         Greenbelt                       7/15/02                       (69,700)                        $13.0928
         Greensea                        7/15/02                       (69,600)                        $13.0928
         Greentree                       7/15/02                       (29,300)                        $13.0928
         Greenbelt                       7/17/02                      (122,800)                        $12.2313
         Greenbelt                       7/18/02                       (52,200)                        $12.158
         Greenbelt                       7/18/02                       (80,000)**                      $12.0055
         Greenbelt                       7/19/02                      (100,000)                        $11.8221
         Greenbelt                       7/19/02                      (100,000)                        $11.4196
         Greensea                        7/19/02                      (100,000)                        $11.8221
         Greentree                       7/19/02                       (50,000)                        $11.8221
         Greenbelt                       7/22/02                      (125,000)                        $11.0844
         Greensea                        7/22/02                      (125,000)                        $11.0844
         Greentree                       7/22/02                        (8,500)                        $11.2535
         Greenway                        7/22/02                      (200,000)                        $11.0844














------------------------
* On May 30, 2002, Greentree transferred 200,000 Shares to Kingsley and 100,000 Shares to Duberstein. On May 31, 2002, Greenway transferred 225,000 Shares to the account of a limited partner managed by Greenbelt.

**   10,000 Shares sold in the Third Market.




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